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                                                                   Exhibit 10.16
                           SUBORDINATED LOAN AGREEMENT

                               DATED June 27, 2003

                                     BETWEEN

                                 CLEARWAVE N.V.

                                    as Lender

                                       and

                              MOBIFON HOLDINGS B.V.

                                   as Borrower

                                   STIBBE P.C.

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THIS LOAN AGREEMENT is entered into on June 27, 2003 by and between:

THE UNDERSIGNED

1. CLEARWAVE N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands and having its registered office at Strawinskylaan 707, 1077 XX Amsterdam, the Netherlands, hereinafter also referred to as the "LENDER"; and

2. MOBIFON HOLDINGS B.V., a private limited company incorporated under the laws of the Netherlands and having its registered office at Strawinskylaan 707, 1077 XX Amsterdam, the Netherlands, hereinafter also referred to as the "BORROWER".

WHEREAS:

(A) Immediately prior to the execution of this subordinated loan agreement (the "LOAN AGREEMENT"), the Borrower had an outstanding loan to the Lender amounting to the principal amount of USD 616,771,791, which loan is payable no later than March 27, 2007 and bears interest at 7 % per annum (the "EXISTING LOAN").

(B) In connection with the issuance of 12.50% senior notes due July 31, 2010 (the "Senior Notes") in an aggregate amount of USD 225,000,000 by the Borrower pursuant to an indenture dated June 27, 2003, the Lender and the Borrower have agreed to amend and restate the terms and conditions of the Existing Loan.

(C) The Lender and the Borrower hereby covenant and agree to amend and restate the terms and conditions of the Existing Loan as follows (such amended and restated Existing Loan: the "LOAN").

NOW IT IS HEREBY AGREED AS FOLLOWS:

Section 1 - Definitions and Interpretation

1.1 In this Loan Agreement the following words and expressions shall have the following meanings:

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         "BUSINESS DAY"                     means a day (other than a Saturday
                                            or Sunday) on which banks are
                                            generally open for business in
                                            Amsterdam, the Netherlands.

         "ENCUMBRANCE"                      means any mortgage, charge, pledge,
                                            lien or other security interest or
                                            encumbrance securing any obligation
                                            of any person or any other type of
                                            preferential arrangement (including,
                                            without limitation, title retention
                                            arrangements) or any other agreement
                                            or arrangement having a similar
                                            effect.

         "FINAL MATURITY DATE"              means July 31, 2030.

         "LOAN"                             shall have the meaning ascribed
                                            thereto in Section 2 hereof.

         "SENIOR DEBT"                      means all present and future sums,
                                            liabilities and obligations
                                            whatsoever (whether actual or
                                            contingent) which are now or may at
                                            any time hereafter be due and owing
                                            (under any agreement, arrangement or
                                            otherwise) from the Borrower to the
                                            holders of the Senior Notes on any
                                            ground whatsoever, other than the
                                            Loan.

         "SUBSIDIARY"                       means a subsidiary, as defined in
                                            article 24a of Book 2 of the Dutch
                                            Civil Code.

1.2 Unless the text indicates otherwise, references to the singular include a reference to the plural and vice versa and references to the masculine include a reference to the feminine and neuter and vice versa.

1.3 In this Loan Agreement, unless otherwise indicated, references to Recitals and Sections are references to Recitals and Sections of this Loan Agreement.

Section 2 - The Principal

As of the date hereof, the principal amount of the Loan amounts to USD 616,771,791.

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Section 3 - Interest

3.1 The principal amount of the Loan from time to time outstanding will bear interest at 14% per annum in respect of the period from the date hereof up to (but not including) the date on which the Loan is repaid in full. The interest will be compounded and computed on the basis of a 360 day calendar year.

3.2 The interest accrued in accordance with Section 3.1 of this Loan Agreement will be added to the principal amount of the Loan, and as such, be first payable on the Final Maturity Date.

Section 4 - Repayment

The Loan shall be repaid in full, together with all interest accrued in accordance with Section 3.2 of this Loan Agreement on the Final Maturity Date.

Section 5 - Voluntary Prepayment

The Borrower may prepay the Loan in whole or in part (together with interest accrued thereon) at any time, provided it does so in compliance with the terms of its Senior Debt.

Section 6 - Payments

6.1 All payments to be made hereunder shall be made in United States Dollars to the account and at the time specified by the Lender to the Borrower, in immediately available, freely transferable funds and in each case on the due date for the respective payment.

6.2 If a date on which any amount under this Loan Agreement is due and payable is not a Business Day, the date for payment of such amount shall be deferred to the next succeeding Business Day.

6.3 With the exception of the circumstances described in section 9 hereof, all sums payable to the Lender hereunder shall be paid in full without set-off or counterclaim and free and clear and without any deduction on account of any present or future taxes, levies, imposts, duties, charges or withholdings of any nature.

Section 7 - Subordination

Except as permitted by Section 5 hereof, from the date hereof until the date on which all Senior Debt shall have been irrevocably and unconditionally paid or discharged in full, the Lender shall

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not directly apply for, or ask, demand, sue or prove for, take or receive from the Borrower, by cash receipt, set-off or in any other manner whatsoever, the whole or any part of the Loan, nor assign, charge or deal with the same or take any security from the Borrower or any other party therefor.

Section 8 - Tax Benefits and Liabilities resulting from Consolidated Tax Return

8.1 The Borrower and the Lender covenant and agree that the Borrower will charge the Lender for any tax benefits that the Lender receives from the use of Borrower's interest expenses in connection with the filing of a consolidated tax return for Dutch corporate tax purposes by the Borrower and the Lender, which charge will be offset against the amount of the Loan.

8.2 The Borrower and the Lender covenant and agree that the principal amount of the Loan will be decreased to the extent and in the amount of any taxes for which the Borrower is held liable as a result of the filing of a consolidated tax return for Dutch corporate tax purposes by the Borrower and the Lender.

Section 9 - Undertakings

With effect from the date hereof and so long as any of the Senior Debt shall remain outstanding, the Borrower:

         (a)      shall not secure all or any part of the Loan;

         (b) shall not pay, prepay, redeem, purchase or otherwise acquire or discharge any of the Loan, other than in compliance with the terms of its Senior Debt; and

         (c)      shall not vary the terms of the Loan in whole or in part.

Section 10 - Assignment

10.1 The Borrower may not assign or transfer this Loan Agreement or its rights, benefits, obligations or interest in the Loan, this Loan Agreement or any other document establishing or otherwise relating to the Loan to any person without the prior written consent of the Lender.

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10.2     The Lender may not:

         (a) dispose of, deal with or part with possession of any interest in the Loan or its rights, benefits, obligations or interest under any document or other agreement relating to or otherwise establishing the Loan, other than to any person of which the Borrower is a Subsidiary; or

         (b) create or allow to come into existence any Encumbrance which affects its estate or interest in the Loan or any agreement or other document relating to or otherwise establishing the Loan.

Section 11 - Notices

All notices, advice's, statements, requests, demands and other communications under this Loan Agreement shall be made in the English language and shall be given or made (unless provided otherwise in this Loan Agreement) in writing or - but then, except for routine notices, to be confirmed in writing - by facsimile or cable and shall be addressed as follows:

To the Lender:    ClearWave N.V.
                  World Trade Center
                  Strawinskylaan 707
                  1077 XX Amsterdam
                  The Netherlands
                           Fax  +31 20 3050989

To the Borrower:  MobiFon Holdings B.V.
                  World Trade Center
                  Strawinskylaan 707
                  1077 XX Amsterdam
                  The Netherlands
                  Fax  +31 20 3050989

or to such other address as may from time to time be notified by the relevant party to the other party in accordance with this provision.

Section 12 - Partial Invalidity

If, at any time, any provision of this Loan Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

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Section 13 - Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under this Loan Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Loan Agreement are cumulative and not exclusive of any rights or remedies provided by law.

Section 14 - Counterparts

This Loan Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on one single copy of the Loan Agreement.

Section 15 - Governing Law

15.1 This Loan Agreement and all matters relating thereto shall be governed by and construed in accordance with the laws of the Netherlands other than its rules of conflicts of laws to the extent that the application of another jurisdiction would be required thereby.

15.2 All disputes arising out of or in connection with this Loan Agreement shall exclusively be submitted to the competent courts of Amsterdam, the Netherlands.

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IN WITNESS OF WHICH THE LENDER AND THE BORROWER HAVE EXECUTED THIS LOAN
AGREEMENT ON JUNE 27, 2003.

CLEARWAVE N.V.

______________________

By:

Title:

MOBIFON HOLDINGS B.V.

______________________

By:

Title:

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